Aces Wired, Inc. Announces Investigation by Texas Attorney General

Dallas, TX - May 21, 2008 - Aces Wired, Inc. (OTCBB: AWIR), an operator of amusement gaming centers and a licensed distributor of bingo supplies and equipment, announced today that the Texas Attorney General shut down Aces’ locations in Dallas, Fort Worth, Corpus Christi, San Antonio and Copperas Cove and is the process of investigating the legality of the Company’s amusement with price (AWP) machines.

Ken Griffith, Aces’ Chief Executive Officer provided the following statement in response to the government enforcement action conducted today, May 21, 2008.

“We believe the actions taken today have no legal basis, and we look forward to our day in court. Aces has always operated openly, transparently, and in compliance with Texas law. We have been proactive in communicating with local authorities regarding the operation of the Company’s amusement-with-prize (AWP) gaming business and responsive to any and all concerns that have been expressed. Our belief in the legality of our AWP business has been supported by an arbitration opinion obtained in September 2007, in which former Texas Supreme Court Justice Craig T. Enoch concluded that our AWP machines, which are played exclusively with the Ace Advantage Card, comply with Texas law. Later that month, the United States District Court for the Western District of Texas entered an order confirming Justice Enoch’s decision. In addition to the decisions of Justice Enoch and the U.S. District Court, on April 25, 2008, the Texas Alcoholic Beverage Commission (TABC) approved our application for mixed beverage permits for an Aces gaming amusement center previously in operation in Amarillo, Texas, during the course of which they closely examined the operation of our AWP business. Although Justice Enoch, the U.S. District Court, and the TABC have recently determined that Aces’ AWP business complies with Texas law, the Texas attorney general contends differently. We are confident that any Texas court will find that Aces’ AWP business complies with Texas law, and determine that the charges against Aces and its employees are without merit.”

Note: A copy of the arbitration opinion issued on September 6, 2007, by former Texas Supreme Court Justice Craig T. Enoch, acting as an arbitrator, can be found at www.aceswired.com. Justice Enoch retired from the Texas Supreme Court after 11 years on that bench and served nearly 22 years as a district and appeals court judge and was recognized for his work to improve case-handling by courts and cutting case backlogs so disputes are resolved more quickly. During his tenure on the Texas Supreme Court, Justice Enoch joined in the Court’s 2002 ruling in Hardy v. State of Texas, in which the Court held that certain gaming machines awarding players with gift certificates or other representations of value that are the equivalent of cash are illegal.

About Aces Wired, Inc.
Aces Wired, Inc. is a gaming and recreation company that operates Ace Gaming Amusement Centers, which are entertainment venues located in Texas where patrons play amusement games that utilize a proprietary player-card system that rewards players with points redeemable for noncash merchandise prizes at participating merchants. The Company also licenses its amusement games and technology to bingo hall operators in Texas under revenue participation agreements. The Company also distributes supplies, games and related equipment to charity bingo licensees in Texas.

Safe Harbor Disclosure
Certain of the statements made in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Statements that do not constitute historical fact are forward-looking statements and include, without limitation, statements relating to opening new amusement centers, machines anticipated to be in operation in future periods, expected daily hold per machine, and the number of centers and machines that may be licensed by us in the future. These statements are based on current circumstances and involve assumptions that are subject to known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. Actual results, performance or events may differ materially from those expressed or implied such statements due to, without limitation, general economic conditions, economic conditions within our industry and our markets, changes in laws and regulations or in their enforcement, competition and the risks identified by us from time to time in our filings with the U.S. Securities and Exchange Commission, including its quarterly reports on Form 10-QSB and its annual report on Form 10-KSB. Accordingly, undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect management’s views as of the date of this release. We expressly disclaim any undertaking to release publicly any updates or revisions to any statements to reflect any change in management’s expectations or any change of events, conditions, or circumstances on which any such statement is based.

CONTACT:
Christopher C. Domijan, Executive Vice President and Chief Financial Officer 214-261-1963

or

Don Duffy, ICR
203-682-8200